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                                                                    EXHIBIT 10.8




                                    AMENDMENT

      This agreement is entered into by and between CHIRON CORPORATION, a Delaware corporation ("Chiron") and GEN-PROBE INCORPORATED, a Delaware corporation ("Gen-Probe").

                                    RECITALS

      WHEREAS, Chiron and Gen-Probe signed an agreement on June 11, 1998 with respect to Products for the Blood Screening Field and Clinical Diagnostic Field (the "Agreement").

      WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment in order to facilitate the purposes of the Agreement.

                                    AGREEMENT

      In consideration of the facts recited above and the mutual commitments set forth below, the parties agree as follows:

      1. Article 14 of the Agreement shall be and is hereby amended to read as follows:

            "In consideration for the rights originally granted to Chiron by this Agreement with respect to TMA and HPA, Chiron shall pay to Gen-Probe, or shall cause Bayer Corporation to pay to Gen-Probe, the following nonrefundable amounts upon the occurrence of each event set forth below:

            (1) ten million dollars ($10,000,000) upon the Effective Date; and

            (2) eight and one-half million dollars ($8,500,000) upon the first to occur of the following:

                  (a) (i) Gen-Probe certifies to Chiron that Gen-Probe has
            completed manufacture of a Lot of the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 at Gen-Probe's Willow Court facility, which Lot is manufactured in accordance with FDA Good Manufacturing Processes and includes not less than 400,000 tests labeled for IVD distribution outside the United States; and
            (ii) Gen-Probe has released such tests for foreign sale; and (iii) Gen-Probe delivers to Chiron a copy of the Certificate of Analysis with respect to such Lot, in form reasonably satisfactory to


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                      Chiron, signed by Gen-Probe's quality assurance
                      organization; or

                  (b) Gen-Probe certifies to Chiron that it has successfully completed validation of the Enhanced Semi-Automated System ("ESAS") for use with the Initial Blood Screening Assay, including both instrument hardware and software, and delivers or makes available to Chiron a copy of the Validation Report with respect to both the instrument and the software, signed by Gen-Probe's quality assurance organization.


            (3) six and one-half million dollars ($6,500,000) upon the date on which the following has occurred: (a) thirty (30) days has passed since submission to the FDA of an Investigational New Device application for the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1, specifying the use of the assay on the Tigris Instrument in the Blood Screening Field; provided that no clinical hold notice has been issued by the FDA as to such application, and no agreement has been reached with the FDA to delay the clinical trial, within such thirty-day period; and (b) Gen-Probe has installed a Tigris Instrument pursuant to the IND referred to above, at the clinical site and completed technologist training and proficiency testing with a panel of specimens and control materials with respect to the instrument and the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1.

            (4) ten million dollars ($10,000,000) upon receipt of the required marketing approval from the FDA to market the Initial Blood Screening Assay for the qualitative detection of both HCV and HIV-1 in the United States for use in the Blood Screening Field on the Tigris Instrument.





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      2.    Except as expressly amended above, the Agreement shall remain in full force and effect.

            By the signatures of their authorized officers below, Gen-Probe and Chiron adopt this amendment as of December 7, 1999.

CHIRON CORPORATION                                   GEN-PROBE INCORPORATED

    /s/ Rajen Dalal                                      /s/ Henry L. Nordhoff
By ____________________________                      By _______________________
                                                     Henry L. Nordhoff
Title: President, Blood Testing                      President and
       Chiron                                        Chief Executive Officer


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